Our File No.	28183-0001 /CW1080451.1	Clark Wilson LLP Barristers & Solicitors Patent & Trade-mark Agents 800-885 W Georgia Street Vancouver, BC V6C 3H1 Tel. 604.687.5700 Fax 604.687.6314

February 23, 2007

SES Solar Inc.
129 Route de Saint-Julien, Plan-Les-Ouates
CH-1228 Geneva
Switzerland

Dear Sirs/Mesdames:

Re:	Common Stock of SES Solar Inc.
Registration Statement on Form SB-2 filed on February 22, 2007

                    We have acted as special counsel to SES Solar Inc. (the "Company"), a Delaware corporation, in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 15,728,851 shares of the Company's common stock, consisting of 14,228,851 shares which are currently outstanding and 1,500,000 shares that may be issued upon the exercise of share purchase warrants (the "Registered Shares"), as further described in the Registration Statement filed on February 23, 2007.

                    In connection with this opinion, we have examined the following documents:

(a)           Corporate Charter and Articles of the Company;

(b)           By-Laws of the Company;

(d)           Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(e)           The Registration Statement; and

(f)           The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

                    In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

                    We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

                    Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that those of the Registered Shares to which the Registration Statement and Prospectus relate:

  that have been issued prior to the date of the Registration Statement were duly and validly authorized and issued as fully paid and non-assessable common shares in the capital of the Company.

  that will be issued upon exercise of the share purchase warrants described in the Registration Statement have been duly and validly authorized and will, if and when issued in accordance with the terms of the share purchase warrants, be issued as fully paid and non-assessable shares in the capital of the Company.

                    We are familiar with the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Delaware law, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Interest of Named Experts and Counsel". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

/s/ Clark Wilson LLP